UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

CARDINAL ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1554 N. County Road 600 E., Union City, IN	47390
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765)-964-3137

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2009, Frank H. Cardini was appointed as Chief Financial Officer of Cardinal Ethanol, LLC (the “Company”), effective as of the same date. Mr. Cardini’s appointment coincided with the resignation of Dale A. Schwieterman as the interim principal financial and accounting officer of the Company. Mr. Schwieterman will continue to serve as a director and as Treasurer of the Company.

Mr. Cardini, age 55, previously served as the Executive Vice President and Chief Financial Officer for Primex Plastics Corporation, a plastics extrusion company, from September 1998 through July 2009. While with Primex Plastics Corporation, Mr. Cardini supervised the accounting, credit, human resources, information technology and general counsel functions for the company. Mr. Cardini received a B.S. in Accounting from Pennsylvania State University in 1975.

On October 31, 2009, Mr. Cardini resigned as the Company’s Chief Financial Officer. Mr. Cardini is entitled to $2769.23 for his services to the Company.

On October 27, 2009, the Company’s Board of Directors voted to increase the base salary of the Company’s Chief Executive Officer and President, Jeff Painter, from $171,600 to $176,748, effective as of November 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: November 2, 2009	/s/ Jeff Painter
Jeff Painter
Chief Executive Officer and President
(Principal Executive Officer)